Trust Loan Agreement

between

Zhongrong International Trust Co., Ltd.

and

Xi’an TCH Energy Technology Co., Ltd.

The Trust Loan Agreement (contract No. No. 2013202011005002) is signed on February 17, 2014 in Xicheng District, Beijing.

Lender: Zhongrong International Trust Co., Ltd.

Legal Representative: Liu Yang

Address: No. 33, Song Shan Road, Nan Gang District, Harbin

Postal Code: 150000

Borrower: Xi’an TCH Energy Technology Co., Ltd.

Legal Representative: Ku Guohua

Address: 1036, Block A, No. 86, Gao Xin Road, Gao Xin District, Xi’an

Postal Code: 710075

Whereas

1.	Zhongrong International Trust Co., Ltd. (hereinafter referred to as “lender”, “creditor” or “ZRIT”) is a lawfully established and legitimately existing trust company.
2.	Xi’an TCH Energy Technology Co., Ltd. (hereinafter referred to as “borrower”, “debtor” or “Xi’an TCH”) is a lawfully established and legitimately existing limited company. Xi’an TCH signed an Energy Management Cooperation Agreement for CDQ Power Generation of Xuzhou Zhongtai Energy Technology Co., Ltd. (hereinafter referred to as EMC Management Agreement) with Xuzhou Zhongtai Energy Technology Co., Ltd. (hereinafter referred to as Xuzhou Zhongtai). Both parties agreed that Xi’an TCH builds 150 ton/hour CDQ facility and 25M/W waste heat power generation plant for Xuzhou Zhongtai, and Xuzhou Zhongtai pays Xi’an TCH the energy saving service fees (hereinafter referred to as energy management project). To meet the capital requirements of the energy management project, Xi’an TCH applies for trust loans from ZRIT.
3.	ZRIT plans to establish Zhongrong-Green Recycling Energy Collective Capital Trust Plan No. 1 (hereinafter to as “the trust plan” or “trust plan”). ZRIT, as the trustee, will release trust loans to Xi’an TCH.

According to Contract Law of the People’s Republic of China and Trust Law of the People’s Republic of China, applicable laws, regulations, and documents, and the lender and borrower enter the agreement after consultation.

1.	Definition

Unless otherwise specified in the agreement, terms in the agreement have the same meaning as terms used in Trust Agreement.

1.1	The trust plan/trust plan: Zhongrong-Green Recycling Energy Collective Capital Trust Plan No. 1
1.2	Date for release of the loan: the dates for each of the ZRIT's release of the loans to the borrower according to the agreement. If the establishment date for the trust plan differs from the date of the first release of the loan, then establishment date for the trust plan shall be considered as the first release date of the loan.
1.3	Interest settlement date: Unless otherwise agreed by both parties, interests shall be settled on the 20th date after release of loan, the end of the 12th month, the 18th month, the 24 month, and the 36 month anniversary dates of the first release of the loan, and the due date or the date when the lender declares full or part of the loan due according to this agreement (hereinafter referred to as due date of loans). Interest settlement date shall not be extended due to official or public holidays.

1.4	Special account for the trust loan: Bank account opened by the borrower at the commercial bank designated by ZRIT. The account is used to deposit the loan capital, repayment and for other purposes agreed by both parties.
1.5	Special account for trust properties: Settlement account opened by the Lender. The account is used to receive the repayment of the principal and interest of the loan, trust capital, relevant payment and receive of trust capitals and other purposes under the trust agreement.
1.6	Trust agreement: Trust Agreement (2013202011005001) of Zhongrong-Green Recycling Energy Collective Capital Trust Plan No. 1, auxiliaries and their amendments and supplements by Zhongrong as the trustee and trustors of the Trust Plan.
1.7	Trust year: every 12 months from the establishment date (including the date) of the trust plan
1.8	Trust month: the corresponding date of the next month from the establishment date of the trust plan (including the date) (if no such corresponding date for these months, it shall be the last day of the month).
1.9	Laws: Chinese laws, regulations, and other applicable regulating documents
1.10	Business day: Business day of the lender excluding national and public holidays
1.11	Yuan: Chinese RMB

2.	Amount of Loan

The amount of loan is one hundred and fifty million yuan (RMB 150,000,000). The capital will be released by ZRIT in tranches or at once as applied by the borrower.

The exact amount of loan is the actual amount released by ZRIT to the borrower.

3.	Currency of Loan

The currency under the agreement is Chinese RMB.

4.	Use of Loan

4.1	The use of the loan is for Xi’an TCH to build 150 ton/hour CDQ facility and 25M/W waste heat power generation plant for Xuzhou Zhongtai.
4.2	The borrower shall use the loan strictly according to the use of the loan in the agreement, and cannot use the loan to invest in securities, futures, financial derivative products, venture capital, or accommodate enterprises of high pollution, high energy consumption or over capacity industries. Without written consent of the lender, the borrower cannot change the use of the loan.

5.	Term of Loan

Term of the loan is 48 months starting from the release of the first tranche of loan.

6.	Loan Interest, Calculation and Settlement of Interests

6.1	Interest rate

The interest rate is an annual interest rate. The details are as follows:

(1) The annual interest rate is 12% within 24 months from the release date of the first tranche of loan.

(2) After 24 months from the release date of the first tranche of loan, ZRIT shall notify the borrower 60 business days in advance the new interest rate according to the market situation. If the borrower does not agree to the new interest rate, ZRIT has the right to terminate the loan, and the borrower shall repay the loan in full in 10 days before the end of 24 months from the release date of first tranche of loan.

6.2	Calculation of interests

Interests are calculated on a daily basis. The daily interest rate = annual interest rate/365. The interests are calculated according to the actual loan balance and days for each loan from the release date.

The dates for each loan is the actual days from and includes the release date of each loan but excludes the date when the principal and interest are paid to the special account for the trust loan.

6.3	Settlement of interests

(1) The borrower shall calculate interests on the 20th day after release of each loan, the end of the 12th month, the 18th month, the 24th month, and the 36th month from the release date of each tranche, and on the due date or the date when the lender declares full or part of the loan is due; and the borrower shall pay interests on the interest payment date of the agreement.

(2) If the borrower chooses to pay part of the principal along with the interest according to this agreement, the interests shall be paid along with the principal.

7.	Release of Loan

7.1	Unless the lender waives all or part of the following releasing requirements, the lender is only obligated to release loans to the borrower when the following requirements are fully and continually met:

(1) ZRIT has established the trust plan;

(2) The borrower has opened the special account for the trust loan according to section 10 of the agreement, and the account balance shall be no less than 50 million yuan.

(3) The borrower has submitted board resolution and authorization for execution of the agreement with the lender, the list for people who have the authority to sign the agreement and related documents, and signature samples of those people.

(4) The borrower has obtained all authorization, permit, approval and/or filings (if any) with the government, and provided them to the lender.

(5) The borrower has provided irrevocable loan receipt to the lender.

(6) This agreement, Special Escrow Account Agreement (No. 2013202011005004) for the Trust Loan (hereinafter referred to as Escrow Account Agreement) and Account Confirmation Agreement (No. 2013202011005003) (hereinafter referred to as Account Confirmation Agreement) have been signed and come into force.

(7) Pledge Agreement and Guarantee Agreement described in section 9 have been signed and come into force, and relevant notarization has been completed.

(8) The warranties and representations in the agreement are true, and complete.

(9) The borrower does not breach the agreement, and has no adverse effect on the Pledge Agreement, Guarantee Agreement, Account Confirmation Agreement and Escrow Account Agreement.

(10) Operating conditions (including but not limited to financial situation) of the borrower have no material change that could cause adverse impact on the transaction under the agreement.

(11) Laws, regulations, rules or government authorities do not prohibit or restrict the lender to release the loan.

(12) Other prerequisites requested by the lender.

7.2	When all the conditions described above are met, ZRIT shall release the loan from the special account of trust loan properties to the following special account of trust loan.

Account information:

Bank name: Xi’an Cheng Xi Branch, Bank of Xi’an

Account name: Xi’an TCH Energy Technology Co., Ltd.

Account number: xxxxxx743

8.	Repayment

8.1	Settlement of interests

The interests are calculated as follows:

(1) On the 20th day from the release date of each tranche of loan, the borrower shall pay ZRIT the interests A1 for the first trust year of each tranche of loan. A1 = the principal of each tranche of loan x 3.5%.

(2) On the last day of the 12th month from the release date of the first tranche of loan, the borrower shall pay ZRIT the interest A2 for the first trust year of the loan. A2 = (the balance of the principal for each loan on this settlement date x interest rate of the first trust year x number of actual dates for each tranche during the first trust year/365) – interests already paid by the borrower.

the balance of the principal for each tranche on the settlement day = total amount of principal of each tranche – principal paid for the tranche before the settlement date.

(3) On the last day of the 18th month from the release date of the first tranche of loan, the borrower shall pay ZRIT the interests A3. A3 = balance of the principal for each tranche on the settlement date x interest rate of the second trust year x number of actual dates for each tranche during the second trust year/365.

(4) On the last day of the 24th month from the release date of the first tranche of loan, the borrower shall pay ZRIT the interests A4. A4 = (balance of the principal for each tranche on the settlement date x interest rate of the second trust year x number of actual dates for each tranche during the second trust year/365) – A3.

(5) On the last day of the 36th months from the release date of the first tranche of loan, the borrower shall pay ZRIT the interests A5. A5 = balance of the principal for each tranche on the settlement date x interest rate of the third trust year x number of actual dates for each tranche during the third trust year/365.

(6) On the last day of the 48th months from the release date of the first tranche of loan, the borrower shall pay ZRIT the interests A6. A6 = balance of the principal for each tranche on the settlement date x interest rate of the fourth trust year x number of actual dates for each tranche during the fourth trust year/365.

(7) If the borrower repays part of the loan in advance, the interests shall be repaid together with the principal. Such interest = (principal repaid in advance of each tranche x applicable interest rate x number of dates for such loan/365) – interests already for such loan. If the borrower repays the entire loan in advance, principal and interest will be calculated according to section 8.6 (1).

In the above formulas, if the interest rate changes in the middle of certain period, the interests will be calculated accordingly.

8.2	Payment of interests

Unless agreed otherwise in this agreement, the borrower shall pay the interest on any day during the 10 days before the interest settlement day.

8.3	Principal Repayment

The principal of the loan should be repaid according to below schedule:

(1)	The borrower should make the first repayment of the principal on the last day of the 24th month from the establishment of the Trust Plan which is 30% of the accumulated amount released by the lender to the borrower;
(2)	The borrower should make the second repayment of the principal on the last day of the 36th month from the establishment of the Trust Plan which is 30% of the accumulated amount released by the lender to the borrower;
(3)	The borrower should repay all remaining amount of the principal of the loan on the date when the loan is due.
(4)	When the borrower repays the principal, the related interest should also be paid off with the principal to the lender.

8.4 Repayment account

The borrower should repay the principal and interest to the following account designed by the lender:

Account Name: Zhongrong International Trust Co., Ltd.

Bank Name: Xi’an Bank Xi’an Chengxi Branch

Account Number: xxxxxxxxxxxxxxx158

8.5 Sequence for repayment

The lender has the right to use the repayment from the borrower to reimburse various expenses the lender paid on behalf of the borrower and the actual expenses to realize its creditor rights of the lender.

If the repayment amount from the borrower is not sufficient to pay off the due amount (including but not limited to the principal, interest, default interest, compound interest, penalty, damage compensation, cost to realize the creditor's right and other payable fees), the lender has the right to determine the sequence of the payment for the principal, interest and other fees.

Unless otherwise agreed in the agreement, the borrower shall pay ZRIT the due payable interests on any day within 10 days before the settlement date (interest payment date).

8.6	Prepayment

If any of the following occurs, the trust loan becomes due before its maturity:

(1) By written notice to ZRIT 45 business days in advance, the Borrower can request to prepay the principal and interest in full on or after the 18th month of the establishment of the trust plan, and if ZRIT agrees the prepayment, the trust loan becomes due. The borrower shall pay ZRIT interest based on the number of dates of each loan.

If the borrower prepays the principal and interest as above, the principal and interest = principal of each tranche of the loan x (1+ applicable interest rate for each tranche in each trust year x number of dates for each tranche in each trust year/365) – principal already repaid – interests already repaid. If the interest rate changes during the year, the calculation should be made section by section accordingly.

In the notice to ZRIT for the prepayment, it shall include the prepayment date in the written notice. Unless otherwise agreed by both parties, the borrower cannot prepay the principal and interests without written consent from ZRIT.

(2) During the term of the trust plan, if certain investors/trustors redeem their investment, any net redemption difference shall be deemed to become mature and due and borrower shall repay such redemption difference amount to the repayment account specified by ZRIT at the required time.

Net redemptions is the amount of redemption of trust units by the investors during the redemption period exceeds the aggregated amount of newly raised trust funds during trust unit subscription period and the repaid principal and interest by the borrower.

The net redemption difference = the amount of redemption by the investors during the redemption period minus the aggregated amount of newly raised trust funds during trust unit subscription period minus the repaid principal and interest by the borrower for the current period.

The subscription period of the trust fund, redemption period, the redemption of the trust unit and the trust expenses shall be subject to the trust agreement.

(3) Borrower and/or Xuzhou Zhongtai breach the Accounts Confirm Agreement and Escrow Account Agreement signed with ZRIT.

(4) After the execution of the Lien Agreement in section 9, within 7 working days after the completion of the constructions of the collateral, the borrower shall cooperate with ZRIT to complete the procedures to put a lien on the collaterals (the mark of the completion of the construction is according to the Lien Agreement) . Otherwise, the borrowers shall be deemed as material breach of the agreement and ZRIT has the right to declare the loan due early.

(5) Xi’an TCH confirmed that, ZRIT has the right to require Xi’an TCH to repay all the principal and interest of the loan after 24 months of the establishment of the trust plan. Xi’an TCH shall not refuse such request with any reason and the principal and interest shall be calculated according to section 8.6(1) of this agreement. The right of ZRIT under this clause shall take precedence over other repayment of loan and interest clauses in the agreement.

(6) ZRIT has the right to declare the loan due early if the borrower breaches this agreement or other documents signed by the parties.

(7) ZRIT has the right to declare the loan due early if the guarantor and mortgagor breach the guarantee agreements.

9. Guarantee

All liabilities, including but not limited to the principal of loan, interest, penalty interest, compound interest, liquidated damages, costs to realize the creditor's right by the lender shall be secured by collateral and guarantor in the following manner.

9.1 The borrower uses the 150 ton/hour CDQ facility and 25M/W waste heat power generation plant that it will build for Xuzhou Zhongtai as collateral to secure its debt to the lender. The details for the lien on the collateral shall be stated in the Lien Agreement No. 2013202011005005 between the borrower and lender.

9.2 The guarantor Ku Guohua (ID no. xxxxxxxxxx4013) agrees to provide unlimited joint and several liability guarantee for the debt to lender in this agreement. The details of the joint liability shall be stated in the Guarantee Contract signed by ZRIT and Ku Guohua in the contract no. 2013202011005006.

9.3 The guarantor Xuzhou Zhongtai agrees to provide unlimited joint and several liability for the debt to lender in this agreement. The details of the joint liability shall be stated in the Guarantee Contract signed by ZRIT and Xuzhou Zhongtai Iron and Steel Company in the contract no. 2013202011005007.

9.4 The guarantor Xuzhou Jucheng Casting Technology Corporation agrees to provide unlimited joint and several liability for the debt to lender in this agreement. The details of the joint liability shall be stated in the Guarantee Contract signed by ZRIT and Xuzhou Jucheng Casting Technology Corporation in the contract no. 2013202011005008.

9.5 The guarantor Xuzhou Taifa Specialty Steel Technology Corp agrees to provide unlimited joint and several liability for the debt to lender in this agreement. The details of the joint liability shall be stated in the Guarantee Contract signed by ZRIT and Xuzhou Taifa Specialty Steel Technology Corp in the contract no. 2013202011005009.

10. Trust Loan Special Account

10.1 The borrower agrees to open a special trust loan account in the bank designated by ZRIT to ensure the on time repayment for the principal and interest in full. The special account is used for receiving the trust loan from ZRIT, make payment for the construction of Xuzhou Zhongtai energy saving project, receiving the energy saving fees from Xuzhou Zhongtai to the borrower and other uses specified by the lender.

10.2 The specimen seals for the special account shall be the borrower's financial department seal and the seal of the personnel designated by ZRIT. The above seals shall not be changed before the settlement of all principal and interest of the loans unless otherwise agreed by ZRIT in writing.

10.3 Upon the open of the special account, the borrower shall provide the complete set of account opening documents including the specimen cards to ZRIT. Any payment from the account shall be approved by ZRIT after its review and approval and with all the seals stamped. Otherwise ZRIT has the right to declare the loan due early.

10.4 ZRIT has the right to inspect the account specimen seals regularly or without notice, and require the borrower to provide detailed bank statement, account balance or payment vouchers and to audit the payment from the account regularly or at any random times.

10.5 ZRIT has the right to declare the loan due early if the borrower beaches requirements of this section.

10.6 For details of confirmation of the account, the borrower, lender and Xuzhou Zhongtai shall sign Account Confirmation Agreement.

10.7 For details of supervision of the account, the borrower, lender and escrow bank shall sign Escrow Account Agreement.

11. Taxation

The borrower and lender shall bear their own taxes under this agreement according to laws and regulations. The lender has no obligation to withhold and pay for the borrower unless otherwise provided by the laws and regulations.

12. Borrower Warranties and Representations

12.1 The borrower makes the following warranties and representations to the lender and the lender makes the loan relying upon the warranties and representations made by the borrower:

(1) The borrower is a legally existing corporate registered according to PRC Laws. As to the date of the release of the loan, the borrower is in normal and legal business operation and does not have existing or reasonably expectable situations that may cause the borrower not be able to operate normally during the term of the loan.

(2) The execution of the agreement is the reflection of the true intent by the borrower and the borrower has all the relevant legal authorities to sign and fulfill this agreement, which does not violate any articles of association or other organizational documents and any laws, regulations, policies, verdicts, contracts, commitments or arrangements binding to the borrower. All required procedures to sign and fulfill this agreement are completed and are effective.

(3) All the documents, materials and statements provided by the borrower to the lender for the loan are true, accurate, complete and valid and there is no any misleading, false documents and statements.

(4) The borrower does not withhold any fact that has happened or might happen which may cause the lender refuse to grant this loan, include but not limited to:

(a) Material breach of law or regulation or claims related to borrower or the main executives of the borrower.

(b) Breach of any agreement between the borrower and other creditors of the borrower.

(c) Existing or potential litigation and arbitration.

(d) Debt of the borrower and guarantees provided by borrower.

(e) Other event may affect the financial situation and repayment ability of the borrower.

(5) The borrower agrees the lender to check the credit status of borrower from the credit databases and related units approved by People's Bank of China and Credit Information Department. The borrower also agrees the lender can provide the borrower’s information to the credit databases approved by People's Bank of China and Credit Information Department. The borrower agrees the lender may use or disclose its information in a reasonable manner for its business needs.

12.2 The warranties and representations made by the borrower in this section shall remain effective and are considered to be restated by the borrower when there is any amendment or supplement to the agreement.

13. Lender's warranties and representations

The lender makes the following warranties and representations:

13.1 The lender is a trust company approved by China Banking Regulatory Commission and registered with State Administration Industry and Commerce and has the authority to sign this agreement.

13.2 The execution of the agreement is the reflection of the true intent by the lender. The lender has all the relevant legal authorities to sign and fulfill this agreement. It does not violate any articles of association or other organizational documents and any laws, regulations, policies, verdicts, contracts, commitments or arrangements binding to the lender. All required procedures to sign and fulfill this agreement are completed and has become effective.

13.3 The lender delivers the trust loan to the borrower according to the “Trust Agreement”. The execution of this agreement by the lender doesn't violate any obligations of the lender under Trust Agreement.

14. The rights and obligations of the borrower

14.1 Borrower’s rights

(1) Has the right to require lender to release loans according to this agreement.

(2) Has the right use the loan according to this agreement.

14.2 Borrower’s obligations

(1) Repay the loan principal and interest in full on time according to this agreement;

(2) The use of loan, unless agreed by the lender in writing, shall not be used for the purposes other than agreed in this agreement.

(3) After the release of the loan, the borrower shall provide Xuzhou Zhongtai project development report (include but not limited to the construction progress, operation, energy saving fee collection and so on) to lender regularly or according to lender’s requirement. The use of the loan under this agreement shall comply with the law, regulation and policies and meet the regulatory requirements.

(4) The borrower promises to comply with all relevant laws and regulations and industry regulatory requirements.

(5) The borrower shall bear the notary costs and registration fees for this agreement.

(6) Cooperate with lender on the supervision and review of operation of borrower and use of the loan. The lender can inspect and supervise the use of the loan by the borrower at any time and the borrower shall cooperate with the lender for such supervision and inspection. The inspection and supervision methods include but not are limited to: request the borrower to provide proof documents for the use of the loan, analyze the use of the loan, inspect the voucher or onsite inspection or other methods approved by the law.

(7) During the term of this agreement, provide lender the relevant financial and operation materials, including but not limited to the latest financial report (include balance sheet, profit and loss statement, cash flow statement and auditor report) within the first ten working days of each quarter. All the materials shall be true, complete, accurate and valid. If the borrower provides the copies of materials, then it shall provide a certificate signed by a director or the head of the accounting department to ensure the copies are the same to the originals and the information are accurate, complete and latest.

(8) The borrower shall not withdraw funds or transfer assets for the purpose to avoid the liability to the lender.

(9) The borrower shall not provide guarantee to the third party without the lender’s permission during the term of this agreement.

(10) During the term of this agreement, any financing by the borrower (including but not limited to the bank loan, shareholder loan) shall be informed to the lender. The lender has the right to declare the loan due early if the lender believes the financing may affect the repayment ability of the borrower.

(11) With respect to the disposal of assets, during the term of this agreement, the borrower shall not sell, transfer, establish trust or use other ways to dispose any material assets, unless approved by the lender.

(12) The borrower shall not make any major investment unless it is approved by the lender.

(13) During the term of this agreement, the borrower shall not take any activity that may affect the lender to realize its credit rights (including dissolution, liquidation, bankruptcy, joint operation, division, merger, change of equity, registered capital, business scope and the nature of business) unless with the lender’s permission and fulfillment of the repayment obligation for debt by the borrower according to requirement of the lender and PRC Law.

(14) During the term of this agreement, the lender must be notified within three working days if there is any change of name, address, legal representative or bylaw or material changes of personnel in accounting and HR department, and the revised documents shall be attached to the notice

(15) During the term of the agreement, if any discontinuation of business, cancellation of registration, bankruptcy, legal representative or major executive conduct illegal activities, major litigation, serious hardship of operation, serious financial deterioration or other events that might affect the borrower's ability to repay the loan happen to the borrower, the borrower shall inform the lender within three working days of such event and the borrower shall undertake its obligation of repayment or provide guarantee according to the requirement of the lender and the PRC Laws.

(16) Any transfer, pledge, offset or other methods to dispose the third party liabilities (3 million yuan or more) to the borrower shall be approved by lender first.

(17) If the Lien Agreement, Guarantee Agreement and Account Confirmation Agreement under section 9 and Escrow Account Agreement under section 10 do not take effect, become invalid, withdraw, terminated or breached by the guarantor or collateral damage or reduce of value or guarantor lose part or all of its capacity to provide guarantee or clearly express or use its action to express that it will not perform its guarantee obligation, then upon the request of the lender, the borrower shall provide new guarantee approved by the lender.

(18) The borrower shall not distribute any dividend or interest to its shareholders if the net profit after tax for the fiscal year is 0 or negative, or the net profit after tax cannot cover the accumulative loss from pervious years, or the profit before tax is not used to repay the principal, interest and fees, or the profit before tax cannot cover the payment of principal, interest and fees for the next due day.

(19) Comply with the other obligation of this agreement.

15. Rights and obligations of lender

15.1 The rights of the lender

(1) To collect the principal, interest and other accounts receivable according to this agreement.

(2) Daily management of the loan by itself or through a third party hired by the lender, including but not limited to understand the operation, financial activity, check the relevant accounts, require the borrower to provide financial statement, discuss the company matters, financials and statement with the managers, directors and auditors of the borrower.

(3) To urge the payment if the borrower does not pay the principal and interest of the debt in full on time (include but not limited to collect through text message, email or telephone); all costs relevant to collection shall be paid by the borrower.

(4) If any event under section 14.2(16)(18) happens which the lender believes may threaten its creditor rights, or the borrower breaches this agreement, the lender has the right to announce the loan due early and require the borrower to repay the principal and interest in full immediately.

(5) Other rights according to this agreement.

15.2 The obligation of the lender

(1) Transfer the trust loan to the bank account designated by the borrower from trust properties account according to the agreement, except for the delays caused by the borrower or not caused by the lender

(2) Keep confidence for borrower’s confidential business and financial materials unless otherwise required by the Laws, government authorities or agreed by the parties.

16. Liability for breach of agreement

16.1 Breach of agreement

16.1.1 Borrower breaches the agreement

When the followings occur, it is regarded as the borrower breaches the agreement:

(1) After the lender starts raising fund for the trust plan (once investors start to transfer payment to the account of trust plan), the borrower requests to terminate the trust plan, this agreement, or refuses to accept the loan from the lender.

(2) The borrower does not provide true, complete, or valid financial statement, operation status report and other documents.

(3) The borrower does not use the loan for the purpose agreed by both parties.

(4) The borrower does not fully repay the principal and interests or repay on schedule.

(5) The borrower refuses or prevents the lenders from supervising the use of the loan.

(6) The borrower transfers assets and moves capital in order to dodge liabilities.

(7) The business situation and financial status of the borrower deteriorate, the borrower cannot repay the debt, or is involved/to be involved in material litigation, arbitration or legal disputes, which may or have affected interests of the lender.

(8) Other debt or guarantee of borrower may or has affected the performance of its obligation to the lender under this agreement;

(9) During the term of the agreement, contacting, leasing, merger, acquisition, joint venture, splitting, affiliation, equity change, etc. which may or has affected or damaged the performance of its obligation to the lender under this agreement;

(10) The warranties and representation made by the borrower is false or untrue;

(11) The event of cross breach happens, i.e. borrower has material breach on its loan agreements with other banks;

(12) The borrower shows it is not able to pay the debt due as: (a) because the borrower is unable to pay its debt due, its creditor declares the borrower needs to repay its debt early, and the debt is RMB 5 million or more; (b) the borrower is unable to repay its debt due, the borrower and its creditors start to negotiate for the restructure of the debt, and the debt is RMB 5 million or more; (c) the borrower is unable to repay the debt due, the borrower has fully stopped or suspended to repay its creditors, or acknowledges its unable to repay its debt, or declares that the borrower will not fulfill repayment obligations when the debt is due.

(13) The borrower has stopped production, shut down its business, cancelled its registration, filed bankruptcy, or legal representative or main executives breached the law, involved in material litigation, or serious hardship in its operation or financial condition, or other events that have negative impact to fulfill its obligation of repayment under this agreement;

(14)The borrower has following events: the assets of the borrower, in worth of RMB 5 million or more in market value, are seized, frozen, detained, executed, imposed, forfeited, or other similar disposition, and is not released within 15 working days since the start of such measures.

(15) The borrower has other events which will affect the realization of the credit of the lender;

(16) Breach other provisions of the agreement.

16.1.2 Breach by the Lender

When below situation occurred, the lender breaches the agreement:

(1) Fail to release the full specified amount of the loan on schedule;

(2) Breach other provision of the agreement;

16.2 Remedies for Breach of Agreement

16.2.1 The lender can exercise the rights below if any of the breaching event in section 16.1.1 occurs:

(1) Request the borrower to correct noncompliance actions;

(2) Stop the payment unpaid loan to the borrower;

(3) Declare the principal and interest under the agreement is due immediately and request the borrower to repay all the principal and interest. The number of the days for the calculation of the interest is the actual days from the release date of the loan (including such day) to date the lender announces the loan is due (including such day).

(4) Exercising its guarantee rights.

(5) If the borrower fails to repay the principal and interest of the loan on schedule according to the agreement, the lender has the right to charge penalty interest for the principal to the borrower from the default day until that principal are paid off. The rate of the penalty interest is 150% of the loan rate.

(6) As to the unpaid due interest, the penalty interest will be charged on such unpaid interest as compound default interest rate from the day of overdue (including such day) to the day paying off (including such day). The penalty interest and compound interest charged by the lender shall not affect other rights of the lender in this agreement.

(7) If the borrower didn’t use the loan according to the purpose of the loan stated in the agreement, the lender has the right to charge penalty interest for the misused portion of the loan from the day that the borrower misuse the loan to the day when the principal and interest of the loan are fully paid off. The penalty interest rate is 150% of the interest rate of the loan.

(8) If the borrower has other breach situations other than that of not repaying the principal and interest on time or misuse the loan according to the purpose of the loan according to the agreement, the lender has the right to charge penalty interest with rate of 150% of the interest rate of the loan from the date of such breach to the date when the principal and interest of the loan are fully paid off.

16.2.2 If any of the item under 16.1.1(1) occurs, the borrower has a material breach, in addition to the rights above, lender also has right to charge one-time penalty of RMB 5 million to be deposited to a designated account of the lender.

The borrower promises that the penalty is determined by both parties after duly comprehensive consideration, there is no situation that the agreed penalty is much too higher than the actual loss of the lender. The borrower unconditionally waives its right to adjust and reduce the amount of the penalty according to section 114 of the Contract Law .

16.2.3 If the lender breaches the agreement, the borrower has the right to request the lender reimbursing its actual loss caused by the lender’s breach.

17. Transfer, Change, Cancellation and Termination

17.1 Transfer of the agreement

(1) The lender can transfer its rights and obligation under this agreement to the third party.

(2) The lender should provide notice to the borrower timely after it completes the transfer of the rights and obligation to the third party.

(3) Without written consent of the lender, the borrower is not allowed to transfer any of its rights and obligations under this agreement to the third party.

17.2 Change of the agreement

After the agreement becomes effective, any party can not change the agreement. Any change should be made only after the lender and the borrower agree and enter into written agreement.

17.3 Cancel of the agreement

17.3.1 The agreement is cancelled when one of below circumstances occurs:

(1) The lender and the borrower negotiate and agree to cancel the agreement.

(2) The lender requests the cancellation of the agreement if the loan release requirements are not be met within 60 days after the agreement is signed.

(3) The lender requests cancellation of the agreement because the borrower breaches the agreement and cause material damages to the lender.

(4) Other circumstance under this agreement and law.

17.3.2 The agreement is cancelled on the date when both parties sign written document to cancel the agreement or on the date when the notice of cancellation of the lender arrives to the borrower.

17.3.3 No party is allowed to cancel the agreement unilaterally except for the provision of 17.3.1 and 17.3.2.

17.4 Termination of the agreement

17.4.1 The agreement is terminated when below circumstances occurs.

(1) All principal, interest and other payables are paid off by the borrower;

(2) The borrower and the lender negotiate and agree to terminate the agreement;

(3) Termination according to the law, regulation or this agreement.

17.4.2 The agreement is terminated on the date when the borrower pays off all payables or on the date when the parties sign written document to terminate the agreement.

17.5 The section 19 and section 21 will be continuously effective after the agreement is cancelled or terminated.

18. Notice

18.1 Both parties confirm that all notices under this agreement should be made in writing and delivered to the other party by personal service, registered mail, fax, telex, telegram, courier, email, or other means agreed by both parties. The postal addresses are as follows:

Lender: Zhongrong International Trust Co., Ltd.

Address: A-21/F, IFC Metropolis, International Financial Center, No. 8 Jian Guo Men Wai Avenue, Zhaoyang District, Beijing

Zip code: 100022

Atten:

Tele:

Fax:

Email:

Borrower: Xi’an TCH Energy Technology Co., Ltd.

Address: 12/F Building A, Chang’an International Metropolis, 88 Nan Guan Zheng Jie, Beilin District, Xi’an

Zip code:

Atten:

Tel:

Fax:

Email:

18.2 The delivery of the notice is regarded as complete on the following date:

(1) Personal service: the date indicated on the receipt signed by the notified party and obtained by notifying party ;

(2) Registered mail: the date indicated on the receipt for the domestic registered mail held by the notifying party;

(3) Fax, telex, and telegram: the first business day after receiving the successfully sent confirmation receipt from the machine;

(4) Courier: the forth business day from the date of the delivery vouch held by the notifying party;

(5) Email: the date indicated on the successfully sent email

18.3 If the address or contract information of any party is changed, such party should make written notice to the other party on the same day of the change. If any party breaches the above requirement, then the party that makes the change shall be responsible for the impact or damages it causes.

19. Confidential

19.1 Each party agrees that all important information provided by any party to the other as well as the content of the agreement should be kept in confidence (including but not limited to pricing related information, except there is proof that information received from the legal authorized third party or disclosed by the authorized third party or is public information).

19.2 Without written consent of the other party, any party cannot disclose such confidential information to other parties (excluding the staffs of the disclosed party which needs to know such information to conduct the transaction of this agreement), except below conditions:

(1) Disclose to the trustors to conduct the transaction of the agreement;

(2) Disclose to the attorneys, accountants, counselors, and advisors that are bound by confidential agreements and need to know such information for the transaction;

(3) Disclose to relative government or authorities according to related laws and administrative regulations.

19.3 Under any circumstances, the confidential obligation remains effective.

20. Force Majeure

20.1 The force majeure under this agreement is: after this agreement is signed and become effective, due to the unforeseeable, unavoidable and insurmountable events and not caused by negligence or intentional actions of any party, it affects, interferes or delays the performance of all or part of the agreement. The force majeure includes but not limits to earthquake, typhoon, flood, fire, plague, war, coup, terrorism, riot, strike and amendments to the new national law or regulations.

20.2 If there is force majeure occurred, the suffering party should try its best to reduce the loss and make notice to the other party as soon as possible and provide proof documents issued by local government or notary office to state the details of force majeure and reasons why it cannot perform all or part of its obligations or delay performance under the agreement. Both parties should decide whether the agreement should be postponed or terminated on the basis of the negotiation and mutual agreement.

20.3 If there is a force majeure and the suffering party cannot perform or have to delay to perform its obligation under the agreement, then such party shall not take responsibility for the non-performance or delay performance. If any force majeure is occurred after the delay of the performance by any party, then such party shall be responsible for the non-performance or delay of performance of its obligation under this agreement.

21. Governing laws and dispute solution

21.1 The governing law is laws of People’s Republic of China (for the purpose of this agreement, it doesn't include Hong Kong, Macao and Taiwan).

21.2 If there is any dispute during the performance of the agreement, both parties should negotiate to solve the dispute. If parties can not reach an agreement through negotiation, any party can file a lawsuit to the Peoples’ Court located in the place where this agreement is signed. Unless specified in the court verdict, the losing party of the lawsuit shall pay all actual litigation costs (including but not limited to litigation filing fee and reasonable attorney fees).

21.3 During the time of resolving the dispute, the undisputed part of this agreement should still be performed. Neither party shall refuse to perform its obligation under this agreement due to the dispute.

22. Enforcement of Notarized Documents

22.1 The borrower and the lender both confirm: parties have fully understood the rules, regulations and law with respect to the meaning, content, procedure and authority of enforcement of notarized documents. The borrower and the lender have determined after due consideration that both parties are willingly to have the agreement notarized with enforcement feature by Beijing Fang Yuan Notary Office upon the agreement is signed.

22.2 After notarization, the agreement will become an enforceable debt instrument. The borrower promises if it fails to fully perform its obligation under the agreement, the borrower is subject to the enforcement by judicial agency without legal procedure. The lender has the right to seek enforcement directly from People’s Court pursuing to section 238 of the Civil Procedure Law of People’s Republic of China. At the same time, the borrower waives its defense right to the enforcement application by the lender.

22.3 The borrower promise that, if its address and contact information are changed, it shall provide notice to the lender and notary office and request a receipt within 3 working days of the change. Otherwise, the lender and the notary office will serve the notice related to enforcement of notarized documents according to the section 18 of the agreement, no matter whether the borrower actually receives such documents or not. After 3 working days of sending the service notice, it shall be considered that the notary office has fulfill its service obligation. Under this condition, the borrower will waive its defense right to the proper service of notice by the lender and the notary office.

22.4 The lender and the borrower both confirm that, if the borrower fails to perform its obligation under the agreement, the lender may apply for an enforcement certification from the notary office and apply the enforcement of the performance by the borrower under this agreement with People’s Court that has jurisdiction without going through the litigation process. At the same time, the borrower waives its defense right to the application of enforcement by the lender.

22.5 The section 22 of enforcement of notarized documents shall precede over the section 21 of this agreement (governing law and dispute resolution).

23. Effectiveness of the agreement

23.1 The agreement becomes effective when it is signed by the legal representatives of borrower and the lender and sealed with the companies' seals.

24. Others

24.1 Expenses

The following expenses shall be borne by the borrower:

(1) The notary expenses for this agreement and guarantee agreements under this agreement, unless agreed by the parties otherwise;

(2) All expenses related to the realization of the creditor rights by the lender (including but not limited to litigation, arbitration, injunctions, travel, execution, evaluation, auction, notary, delivery, filing, and legal fee, etc.);

24.2 Reservation of Rights

During the performance of the agreement, if the lender fails to exercise or fail to timely exercise any right under the agreement, it shall not be considered as waive of such right and shall not affect other rights of the lender and the obligations of the borrower under the agreement. All waive of rights should be made in writting.

24.3 All warranties and representations under the agreement are separate and independent, unless clearly stated in the agreement or agreed by the parties in writing, they shall not be limited by the statements in the agreement which might have opposite meanings. If any clause or part of a clause is or will be invalid, the invalid part shall not affect the effectiveness of other clauses or other part in the same clauses.

24.4 The agreement includes the warranties and representations stated in the agreement. Any breach to the warranties and representations will be regarded as breach to the agreement. Even if a party doesn't fully and timely exercise its rights hereof, they are still fully valid.

24.5 The borrower has reviewed all provisions of the agreement. Per the request of the borrower, the lender has made corresponding explanation of the agreement to the borrower. The borrower has fully understood the meaning of all provisions and corresponding legal results.

24.6 To fully realize the intended purpose of the agreement, both parties shall sign or promise to sign documents or take all necessary actions and procedures that are required to execute the obligations of agreement.

24.7 All the titles of the agreement are for convenience of review only, which shall not be interpreted as a part of the agreement or limit the clauses of the agreement.

24.8 Parties can enter into written agreement for matters not completely addressed in this agreement, which can be the amendment to the agreement. Any attachment, amendment and supplement are integral parts of this agreement and have the same legal effect to the agreement.

24.9 The documents to secure the loan required by this agreement, loan application, loan voucher as well as other related documents provided by the borrower or the lender are integral parts of the agreement.

24.10 This agreement contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement and any attachment to the agreement constitute the whole agreement. If there is any conflicts between the agreement and letter of intent previously signed by the parties, or other legal documents, or other written and oral agreements, the provisions of this agreement shall prevail.

24.11 The agreement is signed in seven copies. The borrower holds two copies. The lender holds two copies. One copy is for the lien registration. One copy is for notary. The last one is for the lender's file. The seven copies all have same legal effect.